Exhibit 99.1

Texas Roadhouse, Inc. Announces Third Quarter 2022 Results

LOUISVILLE, KY. (October 27, 2022) – Texas Roadhouse, Inc. (NasdaqGS: TXRH), today announced financial results for the 13 and 39 weeks ended September 27, 2022.

Financial Results

Financial results for the 13 and 39 weeks ended September 27, 2022 and September 28, 2021 were as follows:

	Third Quarter			Year to Date
($000's)	2022	2021	% change	2022	2021	% change
Total revenue	$993,298	$868,943	14.3%	$3,005,390	$2,568,360	17.0%
Income from operations	75,288	61,698	22.0%	251,344	232,353	8.2%
Net income	62,328	52,606	18.5%	209,949	192,236	9.2%
Diluted earnings per share	$0.93	$0.75	23.7%	$3.08	$2.74	12.4%

Results for the third quarter, as compared to the prior year as applicable, included the following:

•	Comparable restaurant sales increased 8.2% at company restaurants and increased 6.7% at domestic franchise restaurants;

•	Average weekly sales at company restaurants were $129,278 of which 12.6% were to-go sales as compared to average weekly sales of $120,094 of which 15.1% were to-go sales in the prior year;

•	Restaurant margin, as a percentage of restaurant and other sales, decreased 26 basis points to 15.4%. Restaurant margin was negatively impacted by commodity inflation of 8.8% and wage and other labor inflation of 7.7% partially offset by the benefit of an increase in comparable restaurant sales. Restaurant margin dollars increased 12.5% to $152.0 million from $135.1 million in the prior year;

•	Diluted earnings per share increased 23.7% to $0.93 from $0.75 in the prior year as higher restaurant margin dollars were partially offset by higher income tax expense. Diluted earnings per share also benefitted from increased share repurchases;

•	Five company restaurants and two international franchise restaurants were opened; and,

•	The Company ended the quarter with $185.3 million of cash on hand and debt of $75.0 million.

Results for the year-to-date period, as compared to the prior year as applicable, included the following:

•	Comparable restaurant sales increased 10.5% at company restaurants and increased 10.1% at domestic franchise restaurants;

•	Average weekly sales at company restaurants were $132,356 of which 13.5% were to-go sales as compared to average weekly sales of $120,271 of which 18.0% were to-go sales in the prior year;

•	Restaurant margin, as a percentage of restaurant and other sales, decreased 115 basis points to 16.1%. Restaurant margin was negatively impacted by commodity inflation of 12.4% partially offset by the benefit of an increase in comparable restaurant sales. Restaurant margin dollars increased 9.3% to $481.9 million from $440.9 million in the prior year;

•	Diluted earnings per share increased to $3.08 from $2.74 in the prior year as higher restaurant margin dollars were partially offset by higher general and administrative expenses. Diluted earnings per share also benefitted from increased share repurchases;

•	13 company restaurants and five international franchise restaurants were opened; and,

•	The Company repurchased 2,734,005 shares of common stock for $212.9 million.

Jerry Morgan, Chief Executive Officer of Texas Roadhouse, Inc. commented, “We are pleased to announce another profitable quarter as our operators continue to focus on providing a legendary guest experience in spite of higher costs in this inflationary environment. This focus, along with our value proposition, keeps us well positioned to continue to grow both our top and bottom lines.”

Morgan continued, “As we transition into 2023, we are excited about the systemwide store growth we expect to see for all three brands. This store growth along with our planned franchise acquisitions and a disciplined approach to capital allocation reflects our commitment to driving shareholder value.”

Franchise Acquisitions

The Company has tentatively agreed to acquire eight domestic franchise restaurants with a targeted close date as of the beginning of our 2023 fiscal year. These acquisitions are subject to the completion of customary negotiations and due diligence.

2022 Outlook

Comparable restaurant sales at company restaurants for the first four weeks of the fourth quarter of fiscal 2022 increased 8.3% compared to the prior year. In addition, the Company implemented a menu price increase of approximately 2.9% in late October.

Management reiterated the following expectations for 2022:

•	Positive comparable restaurant sales growth including the benefit of menu pricing actions;
•	Store week growth of approximately 6% including the impact of the eight franchise locations acquired in 2022;
•	Wage and other labor inflation of approximately 8%;
•	An effective income tax rate of approximately 14% excluding the impact of any legislative changes enacted; and,
•	Total capital expenditures of approximately $230 million including three relocations.

Management updated the following expectations for 2022:

•	As many as 23 Texas Roadhouse and Bubba's 33 company restaurant openings; and,
•	Commodity cost inflation of approximately 10.5%.

2023 Outlook

Management provided the following initial expectations for 2023:

•	Positive comparable restaurant sales growth including the benefit of 2022 menu pricing actions;
•	Approximately 30 Texas Roadhouse and Bubba’s 33 company restaurant openings;
•	Store week growth of approximately 5% excluding the impact of potential franchise acquisitions;
•	Commodity cost inflation of 5% to 6%;
•	Wage and other labor inflation of 5% to 6%;
•	An effective income tax rate of approximately 15% excluding the impact of any legislative changes enacted; and,
•	Total capital expenditures of approximately $265 million.

Non-GAAP Measures

The Company prepares the consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). Within the press release, the Company makes reference to restaurant margin (in dollars and as a percentage of restaurant and other sales). Restaurant margin represents restaurant and other sales less restaurant-level operating costs, including food and beverage costs, labor, rent and other operating costs. Restaurant margin also includes sales and operating costs related to the Company’s non-royalty based retail initiatives. Restaurant margin should not be considered in isolation, or as an alternative, to income from operations. This non-GAAP measure is not indicative of overall company performance and profitability in that this measure does not accrue directly to the benefit of shareholders due to the nature of the costs excluded. Restaurant margin is widely regarded as a useful metric by which to evaluate restaurant-level operating efficiency and performance. In calculating restaurant margin, the Company excludes certain non-restaurant-level costs that support operations, including pre-opening and general and administrative expenses, but do not have a direct impact on restaurant-level operational efficiency and performance. The Company also excludes depreciation and amortization expense, substantially all of which relates to restaurant-level assets, as it represents a non-cash charge for the investment in restaurants. The Company also excludes impairment and closure expense as it believes this provides a clearer perspective of ongoing operating performance and a more useful comparison to prior period results. Restaurant margin as presented may not be comparable to other similarly titled measures of other companies in the industry. A reconciliation of income from operations to restaurant margin is included in the accompanying financial tables.

Conference Call

Texas Roadhouse, Inc. is hosting a conference call today, October 27, 2022, at 5:00 p.m. Eastern Time to discuss these results. The call will be webcast live from the investor relations portion of the Company's website at www.texasroadhouse.com. Listeners may also access the call by dialing (888) 440-5667 or (646) 960-0476 for international calls and referencing the Texas Roadhouse, Inc. Third Quarter 2022 Earnings. A replay of the call will be available until November 3, 2022, by dialing (800) 770-2030 or (647) 362-9199 for international calls.

About the Company

Texas Roadhouse, Inc. is a growing restaurant company operating predominantly in the casual dining segment that first opened in 1993 and today has grown to over 680 restaurants system-wide in 49 states and ten foreign countries. For more information, please visit the Company’s Web site at www.texasroadhouse.com.

Forward-looking Statements

Certain statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon the current beliefs and expectations of the management of Texas Roadhouse. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, conditions beyond its control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting customers or food supplies; labor or supply chain shortages or limited availability of staff or product needed to meet our business standards; food safety and food-borne illness concerns; and other factors disclosed from time to time in its filings with the U.S. Securities and Exchange Commission. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to those described under “Part I—Item 1A. Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 28, 2021. These factors should not be construed as exhaustive and should be read in conjunction with other filings with the Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statements, except as required by applicable law.

# # #

Contacts:

Investor Relations	Media
Michael Bailen	Travis Doster
(502) 515-7298	(502) 638-5457

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 27, 2022	September 28, 2021	September 27, 2022	September 28, 2021
Revenue:
Restaurant and other sales	$986,999	$862,757	$2,986,028	$2,550,124
Franchise royalties and fees	6,299	6,186	19,362	18,236

Total revenue	993,298	868,943	3,005,390	2,568,360

Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):
Food and beverage	342,032	298,164	1,026,469	845,150
Labor	330,219	286,593	985,132	832,776
Rent	16,703	15,089	49,785	44,497
Other operating	146,036	127,769	442,714	386,754
Pre-opening	5,701	6,740	15,315	17,327
Depreciation and amortization	33,735	31,627	101,775	94,146
Impairment and closure, net	772	29	537	550
General and administrative	42,812	41,234	132,319	114,807

Total costs and expenses	918,010	807,245	2,754,046	2,336,007

Income from operations	75,288	61,698	251,344	232,353

Interest expense, net	85	604	877	3,039
Equity income from investments in unconsolidated affiliates	190	266	1,069	288

Income before taxes	75,393	61,360	251,536	229,602
Income tax expense	11,430	7,144	35,708	31,031

Net income including noncontrolling interests	63,963	54,216	215,828	198,571
Less: Net income attributable to noncontrolling interests	1,635	1,610	5,879	6,335
Net income attributable to Texas Roadhouse, Inc. and subsidiaries	$62,328	$52,606	$209,949	$192,236

Net income per common share attributable to Texas Roadhouse, Inc. and subsidiaries:
Basic	$0.93	$0.75	$3.09	$2.76
Diluted	$0.93	$0.75	$3.08	$2.74

Weighted average shares outstanding:
Basic	66,886	69,808	67,875	69,745
Diluted	67,159	70,146	68,140	70,148

Cash dividends declared per share	$0.46	$0.40	$1.38	$0.80

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 27, 2022	December 28, 2021
Cash and cash equivalents	$185,315	$335,645
Other current assets, net	92,063	227,880
Property and equipment, net	1,237,345	1,162,441
Operating lease right-of-use assets, net	626,551	578,413
Goodwill	148,732	127,001
Intangible assets, net	6,304	1,520
Other assets	68,741	79,052

Total assets	$2,365,051	$2,511,952

Other current liabilities	515,693	602,144
Operating lease liabilities, net of current portion	672,774	622,892
Long-term debt	75,000	100,000
Other liabilities	108,951	113,432
Texas Roadhouse, Inc. and subsidiaries stockholders' equity	977,575	1,058,124
Noncontrolling interests	15,058	15,360

Total liabilities and equity	$2,365,051	$2,511,952

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	39 Weeks Ended
	September 27, 2022	September 28, 2021
Cash flows from operating activities:
Net income including noncontrolling interests	$215,828	$198,571
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	101,775	94,146
Share-based compensation expense	28,192	30,797
Deferred income taxes	5,246	(435)
Other noncash adjustments, net	4,191	3,268
Change in working capital	39,825	22,362
Net cash provided by operating activities	395,057	348,709

Cash flows from investing activities:
Capital expenditures - property and equipment	(174,194)	(139,001)
Acquistion of franchise restaurants, net of cash acquired	(33,069)	-
Proceeds from sale of investment in unconsolidated affiliate	316	-
Proceeds from sale of property and equipment	2,262	-
Proceeds from sale leaseback transactions	9,078	5,588
Net cash used in investing activities	(195,607)	(133,413)

Cash flows from financing activities:
Payments on revolving credit facility, net	(25,000)	(50,000)
Repurchase of shares of common stock	(212,859)	(14,683)
Dividends paid	(93,328)	(55,849)
Other financing activities, net	(18,593)	(21,356)
Net cash used in financing activities	(349,780)	(141,888)

Net (decrease) increase in cash and cash equivalents	(150,330)	73,408
Cash and cash equivalents - beginning of period	335,645	363,155
Cash and cash equivalents - end of period	$185,315	$436,563

Texas Roadhouse, Inc. and Subsidiaries

Reconciliation of Income from Operations to Restaurant Margin

(in thousands)

(unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 27, 2022	September 28, 2021	September 27, 2022	September 28, 2021
Income from operations	$75,288	$61,698	$251,344	$232,353

Less:
Franchise royalties and fees	6,299	6,186	19,362	18,236

Add:
Pre-opening	5,701	6,740	15,315	17,327
Depreciation and amortization	33,735	31,627	101,775	94,146
Impairment and closure, net	772	29	537	550
General and administrative	42,812	41,234	132,319	114,807

Restaurant margin	$152,009	$135,142	$481,928	$440,947

Restaurant margin (as a percentage of restaurant and other sales)	15.4%	15.7%	16.1%	17.3%

Texas Roadhouse, Inc. and Subsidiaries

Supplemental Financial and Operating Information

($ amounts in thousands, except weekly sales by group)

(unaudited)

	Third Quarter				Year to Date
	2022	2021	Change		2022	2021	Change
Restaurant openings
Company - Texas Roadhouse	4	6	(2)		11	14	(3)
Company - Bubba's 33	1	1	0		2	4	(2)
Company - Jaggers	0	0	0		0	0	0
Franchise - Texas Roadhouse - U.S.	0	0	0		0	0	0
Franchise - Texas Roadhouse - International	2	0	2		5	2	3
Total	7	7	0		18	20	(2)

Restaurant acquisitions/dispositions
Company - Texas Roadhouse	0	0	0		8	0	8
Franchise - Texas Roadhouse - U.S.	0	0	0		(8)	0	(8)

Restaurants open at the end of the quarter
Company - Texas Roadhouse	545	517	28
Company - Bubba's 33	38	35	3
Company - Jaggers	4	3	1
Franchise - Texas Roadhouse - U.S.	62	69	(7)
Franchise - Texas Roadhouse - International	36	30	6
Total	685	654	31

	Third Quarter
	2022	2021	Change
Company restaurants (all concepts)
Restaurant and other sales	$986,999	$862,757	14.4%
Store weeks	7,600	7,164	6.1%
Comparable restaurant sales (1)	8.2%	30.2%

Restaurant operating costs (as a % of restaurant and other sales)
Food and beverage costs	34.7%	34.6%	9	bps
Labor	33.5%	33.2%	24	bps
Rent	1.7%	1.7%	(6	) bps
Other operating	14.8%	14.8%	(1	) bps
Total	84.6%	84.3%	26	bps

Restaurant margin	15.4%	15.7%	(26	) bps

Restaurant margin ($ in thousands)	$152,009	$135,142	12.5%
Restaurant margin $/Store week	$20,001	$18,865	6.0%

Texas Roadhouse restaurants only:
Store weeks	7,062	6,675	5.8%
Comparable restaurant sales	8.2%	30.6%
Average unit volume (2)	$1,705	$1,578	8.0%
Weekly sales by group:
Comparable restaurants (511 and 485 units)	$131,378	$121,633
Average unit volume restaurants (23 and 18 units)	$125,421	$118,703
Restaurants less than 6 months old (11 and 14 units)	$143,801	$128,001

Bubba's 33 restaurants only:
Store weeks	486	449	8.2%
Comparable restaurant sales	6.2%	25.6%
Average unit volume	$1,395	$1,281	8.9%
Weekly sales by group:
Comparable restaurants (31 and 28 units)	$104,669	$99,768
Average unit volume restaurants (5 and 3 units)	$123,760	$86,993
Restaurants less than 6 months old (2 and 4 units)	$95,312	$140,011

Franchise restaurants
Franchise royalties and fees	$6,299	$6,186	1.8%
Store weeks	1,256	1,287	(2.4)%
Comparable restaurant sales	7.6%	31.2%
U.S. franchise restaurants only:
Comparable restaurant sales	6.7%	33.5%
Average unit volume	$1,786	$1,661	7.5%

(1)  Comparable restaurant sales reflect the change in year-over-year sales for restaurants open a full 18 months before the beginning of the period, excluding sales from restaurants permanently closed during the period.

(2)  Average unit volume includes sales from restaurants open for a full six months before the beginning of the period, excluding sales from restaurants permanently closed during the period.

Amounts may not foot due to rounding.